U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 28, 2009

                           CLEAN ENERGY AND POWER, INC.
              (Exact Name of Registrant as Specified in Its Charter)

          Nevada                       0-30448                   20-0420885
(State or Other Jurisdiction   (Commission File Number)       (I.R.S. Employer
     of Incorporation)                                      Identification No.)

        111 Airport Road, Unit 2, Warwick, Rhode Island             02889
          (Address of Principal Executive Offices)               (Zip Code)

        Registrant's telephone number, including area code: (401) 648-0803


                     ________________________________________
             (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

     In a Definitive Information Statement filed with the Securities and Exchange Commission ("SEC") on June 4, 2009, the Company disclosed that it is delinquent in the following filings: December
31, 2007 Form 10-K, March 31, 2008 Form 10-Q, June 30, 2008 Form 10-Q,
September 30, 2008 Form 10-Q, and December 31,2008 Form 10-K. The Company is now also delinquent in filing its March 31, 2009 and June 30, 2009 Form 10-Q's. The Company now expects that all these delinquent filings will be made by December 15, 2009 (instead of the previously disclosed October 30, 2009). This and other matters are discussed in the press release as of this date (attached as Exhibit
99 to this Form 8-K).

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.


                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Clean Energy and Power, Inc.



Dated: October 28, 2009                By: /s/ Erwin Vahlsing, Jr.
                                       Erwin Vahlsing, Jr., CEO

                                EXHIBIT INDEX

Number                          Description

99     Press release issued by the Company, dated October 28, 2009
       (filed herewith).

                                      EX-99
                                  PRESS RELEASE

                           Clean Energy and Power, Inc.
                           Open Letter to Stockholders

October 28, 2009, Warwick, RI.--(BUSINESS WIRE)-Clean Energy and
Power, Inc. (OTCPK: KEPI) www.cleanenergyandpower.com

Dear Stockholders:

After some recent inquiries from stockholders, we would like to provide an update regarding the current direction of the company and, put some perspective on recent events and initiatives that were previously disclosed.

First, our former CEO, Bo Linton resigned to pursue other opportunities. Prior to his departure, Erwin Vahlsing, Jr. was appointed a Director and CEO. Mr. Vahlsing has been tasked with working to analyze, negotiate, and close on several opportunities the Company has been pursuing, as well as bring the Company's SEC reports current. The Company continues to pursue solid opportunities in the area of clean energy services and alternate fuel replacement technologies. The core objective of these opportunities is they are either in operation, or with nominal time and effort can quickly produce revenue. Opportunities are ranked in the terms of their net return to the Company and include an analysis of:

     1.  The initial investment required

     2.  The speed to bring the operation on line and produce revenue

     3. The opportunity to bring efficiency to the operation enhancing income and profitability

     4. Attractiveness of the opportunity to raise needed capital to acquire and grow the acquisition

     5.  The ability to positively impact the market

     6. Viability of the technology or operation to positively impact the environment

We are evaluating and negotiating several opportunities, which we will disclose as warranted.

We are planning on the update and overhaul of our website to more effectively communicate our business, and the market as we see it. It will also include ongoing updates of various partnerships and agreements that we have reached.

The Company continues to work on bringing its delinquent filings current with the SEC. The change in management has caused a delay in the planned date of October 30, 2009 for bringing the SEC reports current. We expect to be completed with the filings by December 15, 2009.

We will continue to provide additional updates of the acquisitions and partnerships in the coming weeks and months.

Sincerely,
Erwin Vahlsing, Jr.
CEO

About Clean Energy and Power
The Company is focused on alternative energy opportunities.  The
Company is dedicated to acquiring fully developed environmental projects and putting them into production.
www.cleanenergyandpower.com.

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Technical complications that may arise could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, among others, the following: reduced or lack of increase in demand for the Company's products, competitive pricing pressures, and the level of expenses incurred in the Company's operations. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Contact:

Clean Energy and Power, Inc.
Erwin Vahlsing, Jr.
Tel: (401) 648-0803
Fax: (401) 648-0699
evahlsing@cleanenergyandpower.com
www.cleanenergyandpower.com